SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2003
(Date of Report - date of earliest event reported)

COMMISSION FILE NUMBER: 0-18292

SPIDERBOY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota 0-18292 41-0825298 (State or other jurisdiction (Commission File No.) (IRS Employer of incorporation) Identification No.)

13348 Highland Chase Place, Fort Myers, Florida 33913
(Address of Principal Executive Offices)

(239) 470-9662
(Registrant's Telephone Number, Including Area Code)

ITEMS 1 THROUGH 3 AND ITEMS 5, 6, 8, AND 9 ARE NOT APPLICABLE AND ARE THEREFORE OMITTED.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) PREVIOUS INDEPENDENT ACCOUNTANTS.

(I) On October 22, 2003, Callahan, Johnston & Associates, LLC resigned as the independent accountants of Spiderboy International, Inc. for the reason that Callahan, Johnston & Associates, LLC have ceased performing accounting services for public companies in connection with SEC matters.

(ii) The reports of Callahan, Johnston & Associates, LLC on the financial statements for the fiscal years ended April 30, 2002 and April 30, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that such reports were modified to express substantial doubt as to Spiderboy International, Inc.'s ability to continue as a going concern.

(iii) In connection with its audit for the fiscal years ended April 30, 2002 and April 30, 2003, and during the interim period from May 1, 2003 to October 22, 2003, there have been no disagreements between the Company and Callahan, Johnston & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Callahan, Johnston & Associates, LLC, would have caused Callahan, Johnston & Associates, LLC to make reference to the subject matter of such disagreements in their reports.

(iv) During the fiscal years ended April 30, 2002 and April 30, 2003 and during the interim period from May 1, 2003 to October 22, 2003, Callahan, Johnston & Associates, LLC has not advised the Company of any reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

(v) The Registrant has requested that Callahan, Johnston & Associates, LLC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 24, 2003, is filed as Exhibit 16 to this Form 8-K.

(b) NEW INDEPENDENT ACCOUNTANTS.

The Registrant has not yet engaged a new independent accountant.

ITEM 7. EXHIBITS AND FINANCIAL STATEMENTS

c ) Exhibits:

16. Letter dated November 24, 2003 from Callahan, Johnston & Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                                             SPIDERBOY INTERNATIONAL, INC.

BY /s/ Mark Norman Pardo ----------------------------------- MARK NORMAN PARDO, PRESIDENT

                                                            Dated: November 24, 2003

ITEM 7.

November 24, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street NW.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K/A dated October 31, 2003 of SPIDER BOY International, Inc. to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Scott M. Callahan
Callahan, Johnston & Associates